Exhibit 99.1
MGM GROWTH PROPERTIES LLC REPORTS SECOND QUARTER FINANCIAL RESULTS
Las Vegas, Nevada, August 7, 2018 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter ended June 30, 2018. Net income attributable to MGP Class A shareholders for the quarter was $13.1 million, or $0.18 per dilutive share.
Financial highlights for the second quarter of 2018:

•	Rental revenue was $186.6 million;

•	Net income was $48.1 million, or $0.18 per diluted Operating Partnership unit;

•	Funds From Operations(1) (“FFO”) was $130.0 million, or $0.49 per diluted Operating Partnership unit;

•	Adjusted Funds From Operations(2) (“AFFO”) was $145.6 million, or $0.55 per diluted Operating Partnership unit;

•	Adjusted EBITDA(3) was $190.4 million; and

•	General and administrative expenses were $2.8 million.

On May 28, 2018, the Company entered into an agreement to acquire the real property associated with the Empire City Casino's race track and casino (“Empire City”) from MGM Resorts International (“MGM Resorts”) for total consideration of $625 million, which will include the assumption of approximately $245 million of debt, with the balance through the issuance of operating partnership units to MGM Resorts. Empire City will be added to the existing Master Lease between MGM Resorts and MGP. As a result, the annual rent payment to MGP will increase by $50 million. Consistent with the Master Lease terms, 90% of this rent will be fixed and contractually grow at 2% per year until 2022. In addition, pursuant to the Master Lease, MGP will have a right of first offer with respect to certain undeveloped land adjacent to the property to the extent MGM Resorts develops additional gaming facilities and chooses to sell or transfer the property in the future. The transactions are expected to close in the first quarter of 2019, subject to regulatory approvals and other customary closing conditions.

On April 4, 2018, the Company entered into an agreement with Milstein Entertainment LLC to acquire the Hard Rock Rocksino Northfield Park ("Rocksino") for approximately $1.06 billion, which was completed on July 6, 2018. The Company funded the acquisition with cash on hand and borrowings under its senior secured credit facility. Simultaneously with the close, the Company entered into a new agreement with Hard Rock to continue to serve as the manager of the property.

“In the second quarter of this year, MGP celebrated its second year of being a public company. We announced the acquisition of the real estate assets of the Empire City Casino in New York, the signing and subsequent completion of the Hard Rock Rocksino Northfield acquisition and a $0.04 increase to our dividend, which brings MGP’s annualized dividend up to $1.72, over 20% higher than our dividend at IPO,” said James Stewart, CEO of MGM Growth Properties. “We are excited for the remainder of the year and look forward to continue executing on our business plan, to add high quality properties, such as the Rocksino and Empire City, accretively to our portfolio and sustainably grow our dividend over time.”

The following table provides a reconciliation of MGP's net income to FFO, AFFO and Adjusted EBITDA for the three months ended June 30, 2018 (in thousands, except unit and per unit amounts):

Three Months Ended June 30, 2018
Reconciliation of Non-GAAP Financial Measures
Net income	$48,059
Depreciation	67,474
Property transactions, net	14,426
Funds From Operations	129,959
Amortization of financing costs and cash flow hedges	3,216
Non-cash compensation expense	556
Net effect of straight-line rent and amortization of deferred revenue	5,103
Acquisition-related expenses	2,131
Amortization of above market lease, net	172
Other non-operating expenses	3,205
Provision for income taxes	1,263
Adjusted Funds From Operations	145,605
Interest income	(1,278)
Interest expense	49,276
Amortization of financing costs and cash flow hedges	(3,216)
Adjusted EBITDA	$190,387
Weighted average Operating Partnership units outstanding
Basic	266,127,214
Diluted	266,319,119

Net income per Operating Partnership units outstanding
Basic	$0.18
Diluted	$0.18

FFO per Operating Partnership unit
Diluted	$0.49
AFFO per Operating Partnership unit
Diluted	$0.55
Financial Position
The Company had $289.9 million of cash and cash equivalents as of June 30, 2018. Cash received from rent payments under the master lease for the three months ended June 30, 2018 was $192.6 million, reflecting the increase in annual rent payments due under the master lease to $770.3 million effective as of April 1, 2018.

On June 14, 2018, the Company successfully amended the MGM Growth Properties Operating Partnership LP (“Operating Partnership”) credit agreement to provide for a $750 million increase and extension of the revolving facility to $1.35 billion due 2023, extend the maturity date of the existing $270 million term loan A to 2023 and provide for a new $200 million delayed draw term loan A due 2023. Additionally, the revolving and term loan A facilities were repriced to provide pricing step downs based on a leverage grid.

On July 16, 2018, the Operating Partnership made a cash distribution of $114.4 million relating to the second quarter dividend, $83.9 million of which was paid to subsidiaries of MGM Resorts and $30.5 million of which was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.43 per Class A share.

“We are extremely pleased with our accomplishments this quarter on both the acquisition and balance sheet fronts. The capital markets continued to demonstrate their support for MGP and its robust strategy as we successfully completed the increase and extension of the Company’s Term Loan A and Revolver. The amendment has provided additional capacity, flexibility and efficiency for recently signed and future acquisitions,” said Andy Chien, CFO of MGM Growth Properties. “MGP also received its second escalator in April resulting in an approximately $14 million, or 1.8% increase, in annual rental revenue with a subsequent 2.4% increase to our dividend. This demonstrates the embedded growth in our business model that complements our acquisition strategy to generate value for our shareholders.”
The Company’s long-term debt at June 30, 2018 was as follows (in thousands):

June 30, 2018
Senior Secured Credit Facility:
Term Loan A Facility	$270,000
Term Loan B Facility	1,808,375
Revolving Credit Facility	—
5.625% Senior Notes due 2024	1,050,000
4.50% Senior Notes due 2026	500,000
4.50% Senior Notes due 2028	350,000
Total principal amount of long-term debt	3,978,375
Less: unamortized debt issuance costs	(55,151)
Total long-term debt, net of unamortized debt issuance costs	$3,923,224
Conference Call Details
MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through http://www.mgmgrowthproperties.com/events-and-presentations or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 9879516. A replay of the call will be available through Tuesday, August 14, 2018. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10121932. The call will be archived at www.mgmgrowthproperties.com.

1
Funds From Operations (“FFO”) is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus real estate depreciation, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).

2
Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and cash flow hedges, amortization of the above market lease, net, non-cash compensation expense, acquisition related expenses, other non-operating expenses, provision for income taxes and the net effect of straight-line rents and amortization of deferred revenue.

3
Adjusted EBITDA is net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net), real estate depreciation, interest income, interest expense (including amortization of financing costs and cash flow hedges), amortization of the above market lease, net, non-cash compensation expense, acquisition related expenses, other non-operating expenses, provision for income taxes and the net effect of straight-line rents and amortization of deferred revenue.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts

AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations of net income to FFO, AFFO and Adjusted EBITDA are included in this release.
*       *      *
About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. As of June 30, 2018, MGP owns a portfolio of properties acquired from MGM Resorts, consisting of 11 premier destination resorts in Las Vegas and elsewhere across the United States, and the Park, a dining and entertainment complex which opened in April 2016. As of December 31, 2017, these properties collectively comprise over 27,500 hotel rooms, 2.7 million convention square footage, 100 retail outlets, 200 food and beverage outlets and 20 entertainment venues. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries that may be developed in the future. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.
This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, MGP’s expectations regarding its ability to meet its financial and strategic goals and its ability to further grow its portfolio and dividend and drive shareholder value. These forward-looking statements involve a number of risks and uncertainties and the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties LLC
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues
Rental revenue	$186,563	$163,177	$373,126	$326,354
Tenant reimbursements and other	33,827	21,279	63,103	42,001
	220,390	184,456	436,229	368,355
Expenses
Depreciation	67,474	60,227	136,465	121,911
Property transactions, net	14,426	10,587	18,512	17,442
Reimbursable expenses	32,907	20,642	61,267	41,129
Amortization of above market lease, net	172	172	343	343
Acquisition-related expenses	2,131	—	2,672	—
General and administrative	2,755	2,661	6,663	5,341
	119,865	94,289	225,922	186,166
Operating income	100,525	90,167	210,307	182,189
Non-operating income (expense)
Interest income	1,278	881	2,310	1,559
Interest expense	(49,276)	(44,818)	(98,506)	(89,454)
Other non-operating expenses	(3,205)	(1,178)	(5,389)	(1,312)
	(51,203)	(45,115)	(101,585)	(89,207)
Income before income taxes	49,322	45,052	108,722	92,982
Provision for income taxes	(1,263)	(1,177)	(2,494)	(2,415)
Net income	48,059	43,875	106,228	90,567
Less: Net (income) attributable to noncontrolling interest	(34,913)	(33,195)	(77,252)	(68,539)
Net income attributable to Class A shareholders	$13,146	$10,680	$28,976	$22,028

Weighted average Class A shares outstanding:
Basic	70,993,091	57,687,558	70,982,243	57,596,223
Diluted	71,184,996	57,854,088	71,158,585	57,818,511

Net income per share attributable to Class A shareholders:
Basic	$0.19	$0.19	$0.41	$0.38
Diluted	$0.18	$0.18	$0.41	$0.38

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS
Real estate investments, net	$9,880,658	$10,021,938
Cash and cash equivalents	289,909	259,722
Tenant and other receivables, net	4,197	6,385
Prepaid expenses and other assets	51,500	18,487
Above market lease, asset	43,801	44,588
Total assets	$10,270,065	$10,351,120
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$3,923,224	$3,934,628
Due to MGM Resorts International and affiliates	147	962
Accounts payable, accrued expenses and other liabilities	9,758	10,240
Above market lease, liability	46,625	47,069
Accrued interest	25,119	22,565
Dividend payable	114,399	111,733
Deferred revenue	147,946	127,640
Deferred income taxes, net	28,544	28,544
Total liabilities	4,295,762	4,283,381
Commitments and contingencies
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 70,911,166 and 70,896,795 shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	—	—
Additional paid-in capital	1,717,086	1,716,490
Accumulated deficit	(126,241)	(94,948)
Accumulated other comprehensive income	9,141	3,108
Total Class A shareholders' equity	1,599,986	1,624,650
Noncontrolling interest	4,374,317	4,443,089
Total shareholders' equity	5,974,303	6,067,739
Total liabilities and shareholders' equity	$10,270,065	$10,351,120